February 27, 1998


Mr. Donald C. Wright
4008 Iron Hill Lane
Woodstock, GA 30189
Tel: 770-516-5047

Dear Don:

WorldPort is pleased to provide you with the following offer to become its Vice President of Finance. We look forward to your positive response to this offer and we look forward to having you as a member of the WorldPort team!

Terms of Employment:

Title:              Vice President of Finance

Reporting:          You will report to the Chief Financial Officer.

Responsibilities:   You will be responsible for all aspect s of the Company s
                    financial and human resources administration, including personnel managment, policies and procedures; purchasing;
                    contract preparation; FCC & other regulatory filings; cost containment; acquisition analysis; margin analysis;
                    collections; accounting; tax administration; bi-lateral trade accounting agreements; budgeting and SEC reporting.

Compensation:       Base Salary:                   $125,000

                    Signing Bonus:                  $25,000
                       $12,500 to be paid on your Start Date.
                       $12,500 to be paid within 90 days of the Start Date.

                    Annual Performance Bonus:       50% of Base Salary
                       Based on objectives to be agreed to
                       by the CFO and the Board of Directors.
                       Such objectives will be established within 90 days of the Start Date.


                    Five Year Options to purchase:         150,000 shares

                       Options to purchase 150,000 shares of Stock will vest and be issued 1/3, 1/3, 1/3 on the first, second and third anniversary of the Start Date at a strike price equal to $3.50 per share.

                       Upon a change of control of the Company, all options
                    shall vest                 immediately.

Benefits:           You will receive a full health benefits package
                    of the same type held by all WorldPort executives.

Start Date:         March 16, 1998.

Termination:        In the event that you are terminated without cause, you
                    shall receive a severance payment equal to 50% of your annual salary.

Don, if you are in agreement with these terms, please place your signature in the space provided below, and fax this letter back to me. We look forward to working with you.

                         Sincerely,



                         Paul A. Moore
                         Chief Executive Officer

I hereby accept the above employment terms:


___________________________________          Date:  __________________
Donald C. Wright